UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, 150050 P. R. China (Address of principal executive offices) (zip code)

86-451-5762-0378 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on January 25, 2007, Edith Kong resigned from her positions as a Director and our Chief Financial Officer. We are not aware of any disagreements with Ms. Kong of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

Effective on January 25, 2007, our Board of Directors hired Mr. Wang Zuoliang as our interim Chief Financial Officer to replace Ms. Kong. Mr. Wang has served as Chief Accounting Officer of Harbin Renhuang Pharmaceutical Co. Ltd., our wholly-owned subsidiary, since 2005. Mr. Wang has more than 10 years experience in accounting and is familiar with our financial condition and the internal preparation of our financial statements. From 2004 to 2005, Mr. Wang served as the Chief Financial Officer of Harbin Huijiabei Food Co. Ltd. From 2001 to 2004, Mr. Wang served as the manager of the accounting department of China Resource Breweries Limited, Harbin Office. Mr. Wang Zuoliang graduated from Qiqihaer Mechanic Institute in 1994 with a bachelor degree in engineering management.

We are in the process of interviewing candidates for a permanent Chief Financial Officer and hope to have a new permanent Chief Financial Officer hired in the near future. Once a new Chief Financial Officer is hired we will file a Form 8-K with information regarding the Chief Financial Officer, as required.

Effective on January 25, 2007, Mr. Pi Dianjun resigned from his position as a Director. We are not aware of any disagreements with Mr. Pi Dianjun of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

Effective on January 25, 2007, our Board of Directors appointed Mr. Andy Wu to the Board of Directors as an independent Director and as Chairman of our Audit Committee. Mr. Wu is currently a Tax Manager at PWC Beijing responsible for the overall operations of the Dalian office, including IIT filing, tax health check, assistance on setting up new enterprise/RO, assistance in tax audit defense, tax due diligence, tax review for IPO projects, assistance in negotiation for deemed profit rates, and general tax and business consulting. Mr. Wu has held this position since January, 2006. During 2005, Mr. Wu was an Assistant Tax Manager at KPMG Shanghai, with his main responsibilities involving general tax and business consulting and due diligence work. From August 2004 to March 2005, Mr. Wu was a Senior Tax Consultant with Deloitte’s Suzhou Office, primarily responsible for tax review, Due Diligence, IIT compliance, and general tax advisory projects. From March 1998 to August 2001, Mr. Wu was the Chief Officer of the Collections Division for the Nangang Branch of Harbin State Tax Bureau, where he was responsible for managing the operations of the Collections Division. Mr. Wu received a Doctorate Finance and Taxation from Xiamen University in June 2004, a Master in Finance and Taxation from Dongbei University of Finance in January 2001, and his Bachelor in Taxation from Xiamen University in July 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2007	Renhuang Pharmaceuticals, Inc.,
a Nevada corporation

/s/ Shaoming Li
By: Shaoming Li
Its: Chief Executive Officer